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                                                                     EXHIBIT 3.2

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                H & R BLOCK, INC.
                     (As amended through September 8, 2004)

            We, the undersigned, being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation under "The General and Business Corporation Act of Missouri", Chapter 351, R.S. Mo. 1949, do hereby adopt the following Articles of Incorporation.

                                   ARTICLE ONE

            The name of the corporation is: H & R BLOCK, INC.

                                   ARTICLE TWO

            The address of its initial registered office in the State of Missouri is: 3937 Main Street, in the City of Kansas City, Missouri, and the name of its initial registered agent at such address is: L. E. BLOCH, JR.

                                  ARTICLE THREE

            The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 806,000,000 divided into two classes as follows:

            (i) 800,000,000 shares of a class designated Common Stock, without par value; and

            (ii) 6,000,000 shares of a class designated Preferred Stock, without par value.

            The voting powers, designations, preferences, qualifications, limitations, restrictions and special or relative rights in respect of each class of stock are or shall be fixed as follows:

            (1) Preferred Stock. The Board of Directors is expressly authorized to issue the Preferred Stock from time to time, in one or more series, provided that the aggregate number of shares issued and outstanding at any time of all such series shall not exceed 6,000,000. The Board of Directors is further authorized to fix or alter, in respect of each such series, the following terms and provisions of any authorized and unissued shares of such stock:

            (a)   The distinctive serial designation;

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            (b)   The number of shares of the series, which number may at any time or from time to time be increased or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors;

            (c) The voting powers and, if voting powers are granted, the extent of such voting powers including the right, if any, to elect a director or directors;

            (d) The election, term of office, filling of vacancies and other terms of the directorships of directors elected by the holders of any one or more classes or series of such stock;

            (e) The dividend rights, including the dividend rate and the dates on which any dividends shall be payable;

            (f) The date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative, if any;

            (g) The redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

            (h) The liquidation preferences and the amounts payable on dissolution or liquidation;

            (i) The terms and conditions, if any, under which shares of the series may be converted; and

            (j) Any other terms or provisions which the Board of Directors is by law authorized to fix or alter.

            (2) Common Stock. The holders of shares of Common Stock shall be entitled (i) to vote on all matters at all meetings of the shareholders of the corporation on the basis of one vote for each share of Common Stock held of record; (ii) subject to any preferential dividend rights applicable to the Preferred Stock, to receive such dividends as may be declared by the Board of Directors; and (iii) in the event of the voluntary, or involuntary, liquidation or winding up of the corporation, after distribution in full of any preferential amounts to be distributed to holders of shares of Preferred Stock, to receive all of the remaining assets of the corporation available for distribution to its shareholders, ratably in proportion to the aggregate number of their shares of Common Stock and Preferred Stock (if the holders of such Preferred Stock are entitled to share in such distribution).

            (3) Provisions applicable to Common and Preferred Stock. No holder of shares of stock of the corporation of any class shall be entitled, as a matter of right, to purchase or subscribe for any shares of stock of the corporation, of any class, whether now or

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hereafter authorized. The Board of Directors shall have authority to fix the issue price of any and all shares of stock of the corporation of any class.

                                  ARTICLE FOUR

            The number of shares to be issued before the corporation shall commence business is: Twenty (20) shares of common stock, and the consideration to be paid therefor, and the capital with which the corporation will commence business, is: Two Thousand ($2,000.00) Dollars. All of said shares have been first duly subscribed by the undersigned incorporators and have been paid up in lawful money of the United States.

                                  ARTICLE FIVE

            The names and places of residence of the subscribers and shareholders, and the number of shares of stock subscribed by each, are:

      Name                      Residence               No. of Shares
----------------   ----------------------------------   -------------
R. A. Bloch        6501 Overbrook, Kansas City, Mo.          10
Henry W. Bloch     2026 W. 63rd St., Kansas City, Mo.         9
L. E. Bloch, Jr.   414 W. 58th St., Kansas City, Mo.          1

                                   ARTICLE SIX

            (A) Number of Directors. The number of directors to constitute the Board of Directors shall be not less than nine nor more than fifteen, the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole Board, but to be twelve until otherwise determined. Any change in the number of directors, as provided herein, shall be reported to the Secretary of State of Missouri within 30 calendar days of such change.

            (B) Classification of Directors. At the annual meeting of the shareholders of the corporation in 1983, the directors of the corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes to maintain the number of directors as nearly as equal as possible. The initial Class I directors shall hold office until the annual meeting of shareholders of the corporation in 1984, the initial Class II directors shall hold office until the annual meeting of shareholders of the corporation in 1985, and the initial Class III directors shall hold office until the annual meeting of shareholders of the corporation in 1986 or, in each case, until their successors are elected and qualified and subject to prior death, resignation, retirement or removal from office. Beginning in 1984, at each annual meeting of shareholders the directors elected to succeed those whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders

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or until their successors are elected and qualified and subject to the prior death, resignation, retirement or removal from office of a director. No decrease in the number of directors constituting the Board of Directors shall reduce the term of any incumbent director.

            Whenever the holders of any one or more classes or series of Preferred Stock of the corporation shall have the right to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the provisions of these Article of Incorporation applicable to such Preferred Stock and such directors shall be divided into classes pursuant to this Article Six unless expressly provided or determined as provided elsewhere in these Articles of Incorporation.

            (C) Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from any cause shall be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as his or her predecessor.

            (D) Removal of Directors. The entire Board of Directors of the corporation may be removed at any time but only by the affirmative vote of the holders of 80% or more of the outstanding shares of each class of stock of the corporation entitled to elect one or more directors at a meeting of the shareholders called for such purpose.

            (E) Bylaws. The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the corporation.

                                  ARTICLE SEVEN

            The duration of the corporation is perpetual.

                                  ARTICLE EIGHT

            The purposes for which the corporation is formed are as follows:

            (1) To perform bookkeeping services, including the preparation of books of account, balance sheets and profit and loss statements, to render tax services, including the preparation of tax returns, and to perform any and all other services directly or indirectly related thereto.

            (2) To purchase, lease or otherwise acquire, hold, own, improve, develop, sell, mortgage, pledge and otherwise deal in and with real and personal property of every kind and description in the United States of America, and in any territory, colony, dependency or district thereof, and in any foreign country or countries to the extent that the same may be lawfully permissible.

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            (3)   To buy, sell, utilize, lease, rent, import, export,
                  manufacture, produce, design, prepare, assemble, fabricate, distribute and otherwise deal in, either at wholesale or retail, or both, either as principal, agent or on commission, all commodities, goods, wares, merchandise, machinery, tools, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind and description.

            (4) To buy, purchase, manufacture, assemble, distribute, lease (either as lessor or lessee), acquire, sell or in any manner dispose of, import, export, use, operate, rent, hire, mortgage, furnish, grant the use of, repair and generally deal in all kinds of construction, building and engineering equipment, including, but not limited to, bulldozers, castings, cranes, compressors, concrete mixers, drag lines, dump wagons, earth moving machinery and equipment, plows, pumps, road machines, road rollers, scrapes, shovels, tractors, trucks and automobile equipment, and in general all kinds of machinery, appliances, devices, implements, tools, fixtures, instruments, supplies, materials, and property of every kind and description, usable or adaptable for use by contractors and civil engineers.

            (5) To apply for, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, enjoy, turn to account, grant licenses in respect of, manufacture under, introduce, sell, assign, mortgage, pledge or otherwise dispose of:

                        a. Any and all inventions, devices and processes and any improvements and modifications thereof;

                        b. Any and all letters patent of the United States or of any other country, state or locality, and all rights connected therewith or appertaining thereto;

                        c. Any and all copyrights granted by the United States or any other country, state or locality as aforesaid;

                        d. Any and all trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States or of any other country, state or locality as aforesaid; and to conduct and carry on its business in any or all of its various branches under any trade name or trade names.

            (6) To engage in, carry on and conduct research, experiments, investigations, analyses, studies and laboratory work, for the purpose of discovering new products or to improve products, articles and things and to acquire, own, operate, maintain and dispose of, whenever the corporation deems such action desirable, laboratories and similar

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facilities, plants and any and all other establishments, and to procure, own and hold all necessary equipment in respect thereof, for the purposes aforesaid.

            (7) To enter into any lawful contract or contracts with persons, firms, corporations or other entities, governments or any agencies or subdivisions thereof, including guaranteeing the obligations of any person, firm, or corporation or other entity.

            (8) To purchase and acquire, as a going concern or otherwise, and to carry on, maintain and operate all or any part of the property or business of any corporation, firm, association, entity, syndicate, or person whatsoever, deemed to be of benefit to the corporation, or of use in any manner in connection with any of its objects or purposes; and to acquire, own, hold and use and dispose of, upon such terms as may seem advisable to the corporation, any and all property, real, personal or mixed, and any interest therein deemed necessary, useful or of benefit to the corporation in any manner in connection with any of its objects or purposes.

            (9) To purchase or otherwise acquire, hold, sell, pledge, reissue, transfer or otherwise deal in shares of the corporation's own stock, provided that it shall not use its funds or property for the purchase of its own shares of stock when such use would be in any manner prohibited by law, by the articles of incorporation or by the bylaws of the corporation; and, provided further, that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

            (10) To invest, lend and deal with moneys of the corporation in any lawful manner, and to acquire by purchase, by the exchange of stock or other securities of the corporation, by subscription or otherwise and to invest in, to hold for investment or for any other purpose, and to deal in and use, sell, pledge, or otherwise dispose of, and in general to deal in any interest concerning or enter into any transaction with respect to (including "long" and "short" sales of) any stocks, bonds, notes, debentures, certificates, receipts and other securities and obligations of any government, state, municipality, corporation, association or other entity, including individuals and partnerships and, while owner thereof, to exercise all of the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes and to give consent with respect thereto.

            (11) To borrow or raise money for any purpose of the corporation and to secure the same and the interest accruing on any such loan, indebtedness or obligation of the corporation, and for that or any other purposes to mortgage, pledge, hypothecate or charge all or any part of the present or hereafter acquired property, rights and franchises of the corporation, real, personal, mixed or of any character whatever, subject only to limitations specifically imposed by law.

            (12) To do any or all of the things hereinabove enumerated alone for its own account, or for the account of others, or as the agent for others, or in association with others or by or through others, and to enter into all lawful contracts and undertakings in respect thereof.

            (13) To have one or more offices, to conduct its business, carry on its operations and promote its objects within and without the State of Missouri, in other states, the District of Columbia, the territories, colonies and dependencies of the United States and in foreign countries, without restriction as to place, manner or amount, but subject to the laws of such state, district, territory, colony, dependency or country; and to do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, either alone or in company with others.

            (14) In general, to carry on any other business in connection with each and all of the foregoing or incidental thereto, and to carry on, transact and engage in any and every lawful business or other lawful thing calculated to be of gain, profit or benefit to the corporation as fully and freely as a natural person might do, to the extent and in the manner, anywhere within or without the State of Missouri, as it may from time to time determine; and to have and exercise each and all of the powers and privileges, either direct or incidental, which are given and provided by or are available under the laws of the State of Missouri in respect of private corporations organized for profit thereunder; provided, however, that the corporation shall not engage in any activity for which a corporation may not be formed under the laws of the State of Missouri.

            It is the intention that each of the objects, purposes and powers specified in each of the paragraphs in this Article Eight shall be in no wise limited or restricted by reference to or inference from the terms of any other paragraph, but that the objects, purposes and powers specified in each of the paragraphs of this Article Eight shall be regarded as independent objects, purposes and powers. The enumeration of the specific objects, purposes and powers of this Article shall not be construed to restrict in any manner the general objects, purposes and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of objects, purposes or powers herein shall not be deemed to exclude or in any way limit by inference any objects, purposes or powers which this corporation has power to exercise, whether expressly or by force of the laws of the State of Missouri, now or hereafter in effect, or impliedly by any reasonable construction of such laws.

                                  ARTICLE NINE

            The private property of the shareholders shall not be subject to the payment of the corporate debt of the corporation.

                                   ARTICLE TEN

            Both the shareholders and directors shall have power, if the Bylaws so provide, to hold their meetings and to have one or more offices within or without the State of Missouri, and to keep books and records of the corporation business (subject to the provisions of the applicable laws of Missouri) outside of the State of Missouri, at such places as may be from time to time designated by the Board of Directors.

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                                 ARTICLE ELEVEN

            Any contract, transaction or act of the corporation or of the directors, which shall be ratified by a majority of a quorum of the shareholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall, except as otherwise specifically provided by law or by the Articles of Incorporation, be as valid and as binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction or act, when and if submitted, shall not of itself be deemed in any way to render the same invalid, nor deprive the directors of their right to proceed with such contract, transaction or act.

                                 ARTICLE TWELVE

            In case the corporation enters into contracts or transacts business with one or more of its directors, or with any firm of which one or more of its directors are members, or with any other corporation or association of which one or more of its directors are members or shareholders, directors or officers, such transaction or transactions shall not be invalidated or in any way affected by the fact that such director or directors have or may have interests therein which are or might be adverse to the interests of this corporation; provided that such contract or transaction is entered into in good faith and authorized or ratified in the usual course of business as may be provided for in the Bylaws of this corporation.

                                ARTICLE THIRTEEN

            The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner as hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                ARTICLE FOURTEEN

            Special meetings of the shareholders for any lawful purpose or purposes may be called only by a majority of the Board of Directors, by the holders of not less than 80% of all outstanding shares of stock of the corporation entitled to vote at an annual meeting, by the Chairman of the Board or by the President.

                                 ARTICLE FIFTEEN

            The affirmative vote of not less than 80% of the outstanding shares of the corporation entitled to vote in an election of directors shall be required for the approval or authorization of any Business Transaction (as hereinafter defined) with a Related Person (as hereinafter defined), whether or not such Business Transaction was approved by a lesser vote prior to the time the Related Person became a Related Person, unless:

            (1) The Business Transaction shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); or

            (2) The Business Transaction is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by the holders of each class of stock of the corporation in the Business Transaction is not less than such Related Person's Highest Purchase Price (as hereinafter defined).

      For purposes of this Article Fifteen:

                        1. The term "Business Transaction" shall mean: (a) any merger or consolidation of the corporation or any subsidiary of the corporation; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or a Substantial Part (as hereinafter defined) of the assets of the corporation or any subsidiary; (c) the issuance, sale, exchange, transfer or other disposition by the corporation or any subsidiary of any securities of the corporation or any subsidiary;
                              (d) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation or any other transaction which has the effect, directly or indirectly, of increasing the voting power of a Related Person; (e) any liquidation, spinoff, split-up or dissolution of the corporation; and (f) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

                        2. The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity, other than the corporation or any wholly-owned subsidiary thereof, which, together with its "Affiliates" and "Associates" (as defined on June 1, 1983 in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act"), "Beneficially Owns" (as defined on June 1, 1983, in Rule 13d-3 under the Exchange Act) in the aggregate 15 percent or more of the outstanding shares of the corporation entitled to vote in an election of directors at the time a resolution approving the Business Transaction is adopted by a two-thirds vote of the corporation's Board of Directors or on the record date for the determination of shareholders entitled to notice of and to vote on the Business Transaction, and any Affiliate or Associate of any such individual, corporation, partnership or other person or entity.

                        3. The term "Continuing Director" shall mean any member of the Board of Directors of the corporation who was either a member of the Board of Directors prior to the time that the Related Person became a Related Person or who subsequently became a director of the corporation and whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors.

                        4. The term "Highest Purchase Price" shall mean the highest amount of consideration paid by such Related Person for a share of the corporation's Common Stock within one year prior to the date such person became a Related Person or in the transaction that resulted in such Related Person becoming a Related Person, provided that the Highest Purchase Price shall be appropriately adjusted for stock splits, stock dividends and like distributions.

                        5. The term "Substantial Part" shall mean more than 20% of the fair market value of the total assets of the entity in question, as of the end of its most recent fiscal year ending prior to the time the determination is made.

                                 ARTICLE SIXTEEN

            The affirmative vote of the holders of not less than 80% of the outstanding shares of stock of this corporation entitled to vote generally in the election of directors shall be required to amend, modify, alter or repeal Articles Three, Six, Fourteen, Fifteen and Sixteen of these Articles of Incorporation or any provision of the corporation's Bylaws, provided that the affirmative vote of a majority of the votes entitled to be cast shall be sufficient to approve any such amendment, modification, alternation or repeal that has been adopted by a vote of 80% of the members of the Board of Directors and that the power of the Board of Directors to amend, modify, alter or repeal any Bylaw shall be governed by Section E of Article Six.

            IN WITNESS WHEREOF, we have hereunto set our hands this 10th day of June, 1955.

                                        /s/ R. A. Bloch
                                        -------------------------------
                                        R. A. BLOCH

                                        /s/ Henry W. Bloch
                                        -------------------------------
                                        HENRY W. BLOCH

                                        /s/ L. E. Bloch, Jr.
                                        -------------------------------
                                        L. E. BLOCH, JR.

            H & R Block, Inc., a Missouri corporation whose original Articles of Incorporation were filed with the Secretary of State of Missouri on July 27, 1955, hereby states that the Restated Articles of Incorporation were duly adopted by a vote of the shareholders in accordance with the General and Business Corporation Law of Missouri, Section 351.106; that the Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as theretofore amended, and that the Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

      IN WITNESS WHEREOF, the undersigned has caused these Restated Articles of Incorporation to be executed this 2 day of September, 1976.

                                        H & R BLOCK, INC.

                                        By /s/ Henry W. Bloch
                                        -----------------------------
                                        Henry W. Bloch, President

                                        By /s/ Richard A. Bloch
                                        -----------------------------
                                        Richard A. Bloch, Secretary

(CORPORATE SEAL)

STATE OF MISSOURI  )
                   )SS
COUNTY OF JACKSON  )

            I, Corine Craig, a Notary Public, do certify that on this 2 day of September, 1976, personally appeared before me, HENRY W. BLOCH, who, being by me first duly sworn, declared that he is the President of H & R Block, Inc., that he signed the foregoing document as President of the corporation and that the statements therein contained are true.

                                        /s/ Corine Craig
                                        -----------------------------
                                        Notary Public

                                        Corine Craig
                                        My commission expires Dec. 12, 1978